UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2009

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Modification of Performance Component of Long-Term Incentive Program

On February 25, 2009, the Compensation Committee of the Board of Directors of USEC Inc. (the "Company") approved a new one-year performance component of the Company’s long-term incentive program (the "Performance Plan"). This Performance Plan replaces the Company’s three-year Executive Incentive Plan performance component, for which the performance period March 1, 2006 through December 31, 2008 had ended. In light of general economic and market conditions and the short-term uncertainty facing the Company with respect to the financing of the American Centrifuge project, the Compensation Committee determined to postpone the implementation of a new three-year Executive Incentive Plan until at least 2010 and instead to replace the Executive Incentive Plan for 2009 with a one-year performance based award that vests over three years.

Under the Performance Plan, executives are awarded the right to earn shares of restricted stock of the Company that vest ratably over three years from March 4, 2009. Target awards for the named executive officers included in the Company’s proxy statement are based on a percentage of the executive’s base salary as follows: CEO: 100%; other named executive officers: 60%. This amount is equal to the annualized value of the Executive Incentive Plan that it is replacing. The target number of shares of restricted stock will be calculated based on the Company’s stock price on March 4, 2009 (seven days after the release of earnings for the year ended December 31, 2008).

Actual awards, if any, will be determined by performance of the Company during the period January 1, 2009 through December 31, 2009 against a pre-determined performance goal relating to ensuring sufficient liquidity for ongoing Company operations and attracting capital to support the financing of the Company’s American Centrifuge Plant. Awards will be granted following the completion of the performance period. Participants may receive from 80% (threshold) to 120% (maximum) of their target award based on performance, with performance below 80% (threshold) level resulting in no award. If, prior to the grant of an award with respect to the performance period: (1) there is a change in control of the Company and a participant’s employment is terminated other than for cause, fully vested awards will be made at target regardless of performance; (2) a participant leaves the Company due to retirement or termination other than for cause, fully vested pro rated awards will be made in accordance with performance at the end of the performance period; and (3) a participant leaves the Company due to death or disability, fully vested pro rated awards will be made at target regardless of performance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

March 2, 2009	By:	/s/ John C. Barpoulis

Name: John C. Barpoulis
Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)